UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation for Fiscal Year 2013

On June 10, 2012, the Board of Directors (“Board”) of Bazaarvoice, Inc. (the “Company”), upon recommendation from the compensation committee of the Board, approved increases in the base salaries of certain executive officers, as well as the Company’s executive bonus plan (the “2013 Bonus Plan”) for the 12 months ending April 30, 2013 (“Fiscal Year 2013”). The Company’s principal executive officer, principal financial officer and other executive officers for whom disclosure was required pursuant to SEC requirements in the Company’s most recent SEC filing (the “Named Executive Officers”) are eligible to participate in the 2013 Bonus Plan.

Base Salary

Effective May 1, 2012, the base salaries for the Named Executive Officers listed below were increased to the following amounts:

Named Executive Officer	Title	Base Salary Effective May 1, 2012	% Increase
Stephen R. Collins	Chief Financial Officer and Chief Innovation Officer	$275,000	10%
Bryan C. Barksdale	General Counsel and Secretary	$260,000	4%
Heather J. Brunner	Chief Operating Officer	$275,000	12%

The base salaries for the remaining Named Executive Officers, Brett A. Hurt and Erin C. Nelson, were not modified.

Annual Performance-Based Cash Bonus

The 2013 Bonus Plan provides for the payment of a cash bonus to the Company’s executive officers, including the Named Executive Officers, based on actual performance during Fiscal Year 2013 compared to pre-determined performance objectives. The total bonus opportunity for all Named Executive Officers will be based on the achievement of three corporate performance measures: net bookings, revenue and EBITDA. The net bookings measure represents 50% of the target bonus award, the revenue measure represents 40% of the target bonus award and the EBITDA measure represents 10% of the target bonus award.

In addition, the payments for achievement of each corporate performance measure are subject to certain thresholds. Payment of the target bonuses is contingent upon the achievement of 90% of the Company’s net bookings goal in Fiscal Year 2013. In addition, the Company must meet minimum thresholds for each corporate performance measure in order for the Named Executive Officers to receive the portion of the target bonus attributable to such corporate performance measure. The Named Executive Officers will be entitled to 50% of the target bonus portion attributable to the net bookings target upon achievement of 95% of the net bookings goal, 50% of the target bonus portion attributable to the revenue target upon achievement of 95% of the revenue goal and 50% of the target bonus portion attributable to the EBITDA target upon achievement of 90% of the EBITDA goal.

The bonus amounts payable with respect to each corporate performance measure may exceed the target bonus amount attributable to such measure. The multiplier for each corporate performance measure is capped at 1.5x, which maximum payout is achieved upon the achievement of at least 115% of the net bookings goal, 105% of the revenue goal and 110% of the EBITDA goal.

The following table lists the annual bonus targets set by the Board for the Named Executive Officers under the 2013 Bonus Plan:

Named Executive Officer	Title	Target Bonus	% of Base Salary
Brett A. Hurt	Founder, Chief Executive Officer and President	$231,750	75%
Stephen R. Collins	Chief Financial Officer and Chief Innovation Officer	$165,000	60%
Bryan C. Barksdale	General Counsel and Secretary	$91,000	35%
Heather J. Brunner	Chief Operating Officer	$137,500	50%
Erin C. Nelson	Chief Marketing Officer	$112,500	45%

The target bonus as a percentage of base salary are the same as the target percentages for the 12 months ended April 30, 2012 (“Fiscal Year 2012”) for each Named Executive Officer other than Bryan Barksdale, whose target percentage was increased from 30% for Fiscal Year 2012, and Erin Nelson, whose target percentage was increased from 40% for Fiscal Year 2012.

Long-Term Equity Incentive Compensation

On June 10, 2012, the Board also approved an executive long-term equity incentive compensation plan for Fiscal Year 2013 (the “2013 Equity Plan”). Under the 2013 Equity Plan, the Named Executive Officers will be entitled to receive time-based equity awards, 50% of which will be in the form of stock options and 50% of which will be in the form of restricted stock units, with a total value targeted to amounts set by the Board.

Under the 2013 Equity Plan, the Named Executive Officers will also be entitled to performance-based awards in the form of restricted stock units, based upon the Company exceeding the net bookings target for Fiscal Year 2013, with a total value targeted to amounts set by the Board. The performance-based awards would be subject to a multiplier, which ranges from 0x for 100% achievement of the Fiscal Year 2013 net bookings goal to 1.5x for the achievement of 120% of such goal.

All such equity awards are expected to be made during the first quarter of fiscal year 2014 but in any event will be made only after completion of the Fiscal Year 2013 audit.

Executive Bonus Plan Payments for Fiscal Year 2012 and Other Equity Award Grants

On June 10, 2012, upon recommendation from the compensation committee, the Board approved the payment of bonuses under the Company’s executive bonus plan for Fiscal Year 2012 to the following Named Executive Officers:

Named Executive Officer	Total 2012 Plan Bonus
Brett A. Hurt	$213,210
Stephen R. Collins	138,000
Bryan C. Barksdale	69,000
Heather J. Brunner	112,700
Erin C. Nelson	92,000

The above amounts were determined and approved in accordance with our executive bonus plan for Fiscal Year 2012 (the “2012 Bonus Plan”). The 2012 Bonus Plan provides for the payment of a cash bonus to the Company’s executive officers, including the Named Executive Officers, based on actual performance during Fiscal Year 2012 compared to pre-determined performance objectives. The total bonus opportunity for all Named Executive Officers was based on the achievement of three corporate performance measures: net bookings, revenue and EBITDA. The net bookings measure represented 60% of the target bonus award, the revenue measure represented 20% of the target bonus award and the EBITDA measure represented 20% of the target bonus award.

In addition, the Board also approved a discretionary one-time bonus of $10,000 to Mr. Barksdale.

On June 10, 2012, the Board also approved the grant of equity awards to our Named Executive Officers as follows:

Named Executive Officer	Title	Stock Option Awards	Restricted Stock Unit Awards
Brett A. Hurt	Chief Executive Officer, President and Director	64,707	35,413
Stephen R. Collins	Chief Financial Officer and Chief Innovation Officer	35,124	19,223
Bryan C. Barksdale	General Counsel and Secretary	18,463	10,105
Heather J. Brunner	Chief Operating Officer	24,049	13,162
Erin C. Nelson	Chief Marketing Officer	14,488	7,929

The above amounts were determined and approved in accordance with our executive long-term equity incentive compensation plan for Fiscal Year 2012, pursuant to which each Named Executive Officer was eligible to receive equity awards of stock options and restricted stock units based on the achievement of the Company’s net bookings target for Fiscal Year 2012.

In addition, the Board also approved an additional award of options to purchase 25,000 shares of our common stock to Ms. Brunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale

Bryan C. Barksdale General Counsel and Secretary

Date: June 14, 2012